Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, being the Chief Financial Officer of TEPPCO GP, Inc., the sole general partner of TE Products Pipeline Company, Limited Partnership (the “Company”), hereby certifies that, to his knowledge, the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2004, filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K.  A signed original of this written statement required by Section 906 has been provided to TE Products Pipeline Company, Limited Partnership and will be retained by TE Products Pipeline Company, Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

March 2, 2005
Date

/s/ CHARLES H. LEONARD
Charles H. Leonard
Senior Vice President and Chief Financial Officer
TEPPCO GP, Inc., General Partner